UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 8, 2019

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (713) 522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	SCI	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After thirty-six years of service, Mr. John W. Mecom, Jr. decided not to seek another term as an elected member of the Company’s Board of Directors.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 8, 2019, SCI held an annual meeting of shareholders and the shareholders voted on four proposals as set forth below.

Proposal 1:    Election of Directors.
The shareholders cast their votes as follows and elected four directors.

	Votes	Votes Against/		Broker
Nominee	For	Withheld	Abstentions	Non-Votes
Alan R. Buckwalter	129,619,309	20,584,506	327,200	13,633,832
Jakki L. Haussler	149,543,031	754,614	233,370	13,633,832
Victor L. Lund	138,256,633	11,987,629	286,753	13,633,832
Ellen Ochoa	149,169,865	1,132,724	228,426	13,633,832

Proposal 2:    Approval of the Selection of PricewaterhouseCoopers LLP as the Company's Registered Public Accounting Firm for Fiscal 2019.

The shareholders approved the proposal by casting their votes as follows.

Votes For 157,117,835	Votes Against 6,649,828	Abstentions 397,184	Broker Non-Votes -0-

Proposal 3:    Advisory Vote to Approve Named Executive Officer Compensation.

The shareholders approved the proposal by casting their votes as follows.

Votes For 137,378,488	Votes Against 12,715,055	Abstentions 437,472	Broker Non-Votes 13,633,832

Proposal 4:    Shareholder Proposal to Require an Independent Board Chairman.

The shareholders cast their votes as follows. The proposal failed because a majority of the shares were voted against the proposal.

Votes For 43,092,314	Votes Against 107,038,194	Abstentions 400,507	Broker Non-Votes 13,633,832

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 13, 2019	Service Corporation International

	By:	/s/ Gregory T. Sangalis
Gregory T. Sangalis
Senior Vice President General Counsel and Secretary